Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned does hereby:

(i)                                                     make, constitute and appoint each of Manuela Adl, Senior Vice President and Chief Operating Officer, Sean Crellin, Vice President Westpac Institutional Bank New York, Christopher Bannister, General Manager, Europe and America, Ross Aucutt, Executive Director, Global Funding, Curt Zuber, Group Treasurer and Paddy Rennie, Counsel & Head of Legal Group Treasury, acting alone, as his or her true and lawful attorney-in-fact and agent, with full power to act in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Westpac Banking Corporation (the “Bank”), a Registration Statement of the Bank on Form F-3 for the offer and sale, at any time or from time to time, of senior and subordinated debt securities of the Bank (the “Registration Statement”), including a prospectus and exhibits to such Registration Statement, and any and all amendments or supplements to the Registration Statement (including any and all post-effective amendments, including post-effective amendments to register additional classes or types of securities) and any and all additional registration statements, and any amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Bank to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision;

(ii)                                                 give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and

(iii)                                             ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 17th day of December, 2009

/s/ Ted Evans	Chairman
Ted Evans

/s/ Elizabeth Bryan	Director
Elizabeth Bryan

/s/ Gordon Cairns	Director
Gordon Cairns

/s/ John Curtis	Director
John Curtis

/s/ Peter Hawkins	Director
Peter Hawkins

/s/ Carolyn Hewson	Director
Carolyn Hewson

/s/ Lindsay Maxsted	Director
Lindsay Maxsted

/s/ Graham Reaney	Director
Graham Reaney

/s/ Peter Wilson	Director
Peter Wilson

Managing Director and Chief Executive
/s/ Gail Kelly	Officer (Principal Executive Officer)
Gail Kelly

Chief Financial Officer
/s/ Philip Coffey	(Principal Financial Officer)
Philip Coffey

General Manager Group Finance
/s/ Peter King	(Principal Accounting Officer)
Peter King

Authorized Representative in the
/s/ Manuela Adl	United States
Manuela Adl